                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this  Registration  Statement of
NuCo2 Inc. on Form S-8 of our report dated  August 31, 2001,  except for Notes 4 and 5, as to which the date is  September  24,  2001,  appearing  in the  Annual
Report on Form 10-K of NuCo2 Inc.  for the year  ended June 30,  2001 and to the reference to our firm under the heading  "Experts" in the  prospectus,  which is part of this Registration Statement.

/s/ Margolin, Winer & Evans LLP
Margolin, Winer & Evans LLP
Garden City, New York
May 23, 2002